                                             No. of Shares________

         PACIFIC REHABILITATION & SPORTS MEDICINE, INC.
                     INCENTIVE STOCK OPTION
                               AND
                INCENTIVE STOCK OPTION AGREEMENT

          This Incentive Stock Option is granted and this Incentive Stock Option Agreement (the "Agreement") is executed by and between Pacific Rehabilitation & Sports Medicine, Inc., a
Delaware corporation (the "Company"), and__________________ (the
"Optionee"), effective ___________________, 199_____.


                            RECITALS

     A.   The Company has duly adopted that certain PACIFIC
REHABILITATION & SPORTS MEDICINE, INC., 1993 AMENDED AND RESTATED
COMBINATION STOCK OPTION PLAN, AS AMENDED, a copy of which is attached hereto as Exhibit A (the "Plan").

     B. The Plan authorizes the Board of Directors of the Company to grant incentive stock options to officers and employees.

     C. The Board of Directors has selected the Optionee to receive an incentive stock option under the Plan.

NOW, THEREFORE, THE COMPANY AND THE OPTIONEE COVENANT AND AGREE
AS FOLLOWS:

     1. NUMBER OF SHARES SUBJECT TO OPTION AND OPTION PRICE. The Company hereby grants to the Optionee an incentive stock option (the "Option") to purchase from the Company ___________________________________ (________) shares of the common stock of the Company, $0.01 par value (the "Common Stock") at an exercise price of $__________ per share. The Option is exercisable upon the terms and conditions contained herein.

     2. ADDITIONAL TERMS OF THE OPTION. Subject to the provisions of Paragraph 3 below, the Option shall have the following terms:

          2.1 The effective date of the grant of the Option shall be ______________, 19_____.

          2.2  The Option shall vest as follows:

                                             Cumulative
          Date                               Percentage Vested
          ----                               -----------------



          2.3  The Option shall expire on ________________, (the
"Expiration Date").

          2.4 To the extent vested, the Option may be exercised in whole or in part at any time and from time to time prior to the Expiration Date.

          2.5 The Option must be exercised, if at all, as to a whole number of shares.

     3. INCORPORATION BY REFERENCE OF THE TERMS AND CONDITIONS OF THE PLAN. The terms and conditions of this Option shall be subject to all of the terms and conditions of the Plan, which terms and conditions are expressly incorporated by reference into this Agreement to the same extent and with the same effect as if such terms and conditions were set forth herein. In the event of a conflict or inconsistency between the terms and conditions set forth in this Agreement and the terms and conditions of the Plan, those of the Plan shall control.

     4.   EXERCISE OF THE OPTION; DELIVERY OF CERTIFICATES.

          4.1 The Option may be exercised only in accordance with the terms and conditions of Section 7 of the Plan and by delivery to the Company of a Notice of Exercise substantially in the form of Exhibit B, including all exhibits and attachments thereto.

          4.2 Within a reasonable time after exercise, the Company shall deliver to the Optionee a certificate for the shares of Common Stock for which exercise of the Option was made and, unless the Option has expired or been exercised in full, a new Incentive Stock Option Agreement (or Nonstatutory Stock Option Agreement if the Optionee is no longer eligible to hold incentive stock options and the Company, in its sole discretion and with the consent of the Optionee, agrees to convert the incentive stock option into a nonstatutory stock option in accordance with Section 12 of the Plan) covering the balance of the shares of Common Stock covered by this Option for which exercise has not been made. Unless otherwise agreed to by the Company and the Optionee, the new agreement shall have the same terms and conditions of this Option and Agreement (except as to the number of shares of Common Stock subject thereto and except to the extent that the Plan has been modified or amended, in which case the new Option and agreement shall reflect the modified and amended terms and conditions of the Plan).

     5. TRANSFERABILITY OF THE OPTION. The Option is transferable only in accordance with Section 8 of the Plan.

     6. WARRANTIES AND REPRESENTATIONS OF THE OPTIONEE. By executing this Agreement, the Optionee accepts the Option and agrees to be bound by all of the terms of the Option, this Agreement and the Plan.

     7. INDEMNIFICATION BY THE OPTIONEE. The Optionee agrees to indemnify and hold the Company harmless from any loss or damage, including attorney's fees or other legal expenses, incurred in the defense or payment of any such claim against the Company resulting from a breach by the Optionee of the representations, warranties or provisions contained in this Agreement.

     8. NO RIGHT TO CONTINUED RELATIONSHIP. Nothing herein shall confer upon the Optionee the right to continue as an employee or officer of or with the Company, nor affect any right which the Company may have to terminate its relationship with the Optionee.

     9. RIGHTS AS SHAREHOLDERS. The Optionee shall have no rights as a shareholder of the Company on account of the Option nor on account of shares of Common Stock of the Company which will be acquired upon exercise of the Option (but with respect to which no certificates have been delivered to the Optionee).

     10. FURTHER ASSURANCES. From time to time and upon request by the Company, the Optionee agrees to execute such additional documents as the Company may reasonably require in order to effect the purposes of the Plan and this Agreement.

     11. BINDING EFFECT. This Agreement shall be binding upon the Optionee and such Optionee's heirs, successors and assigns, including the Qualified Successor of the Optionee (as this term is defined in Section 8.2 of the Plan).

     12. WAIVERS/MODIFICATIONS. No waivers, alterations or modifications of this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought. The failure of any party to enforce any of its rights against the other party for breach of any of the terms of this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

     13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PACIFIC REHABILITATION & SPORTS MEDICINE, INC.


By__________________________________
  __________________________________
Its_________________________________

OPTIONEE:


____________________________________